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                                                                    Exhibit 23.6

[LOGO OF U.S. BANCORP PIPER JAFFRAY INC.]

800 Nicollet Mall
Minneapolis, MN 55402-7020

612-303-6000


                   CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Data Critical Corporation ("Data Critical") relating to the proposed merger of VitalCom, Inc. with and into a wholly owned subsidiary of Data Critical, of our opinion letter, dated as of March 12, 2001, appearing as Appendix B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


By  /s/ U.S. Bancorp Piper Jaffray Inc.
   -------------------------------------
      U.S. Bancorp Piper Jaffray Inc.

Minneapolis, Minnesota
April 13, 2001